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                                                                    EXHIBIT 99.2


                      NATIONAL BANK OF COMMERCE OF CORINTH



                        NOTICE OF SHAREHOLDERS'S MEETING
                           AND INFORMATION STATEMENT

                      National Bank of Commerce of Corinth
                        Special Meeting of Shareholders

                               __________, 199__

                         THIS IS NOT A SOLICITATION OF
                        PROXIES FOR THE SPECIAL MEETING

Dear Shareholder:

         Notice is hereby given that, pursuant to call of its directors, a special meeting of the shareholders of National Bank of Commerce of Corinth ("NBC")(the "NBC Special Meeting") will be held at 501 Fillmore Street, Corinth, Mississippi 38834 on ____________, 199__, at 11:30 a.m. local time, to consider and vote upon the proposed merger of NBC with and into Trustmark Bank, under the charter of Trustmark Bank (the "Bank Merger") and to vote upon any other matters incidental to the Bank Merger. A copy of the Merger Agreement, executed by a majority of the directors of each Bank, providing for the Bank Merger, is on file at NBC and may be inspected during business hours. As a consequence of the Bank Merger, subject to certain adjustments based on the market price of Trustmark's common shares, each share of the common stock of NBC, other than shares held by First Corinth Corp., will be converted into
13.4825 shares of the common stock of Trustmark Corporation, a Mississippi Corporation.

         The close of business on _______________, 199__, has been established as the record date for determining the shareholders entitled to notice of and to vote at the NBC Special Meeting.

         Included with this notice is a Proxy Statement-Prospectus prepared principally for use in connection with the solicitation of proxies for use at the special meeting of the shareholders of NBC's parent, First Corinth Corp. ("FCC"). At the FCC special meeting, FCC's shareholders will be asked to vote upon the proposed merger of FCC with and into Trustmark Corporation. The Proxy Statement-Prospectus describes the proposed merger of FCC and Trustmark and the proposed Merger and gives relevant information about Trustmark Bank, FCC and NBC.

         This notice and the enclosed Proxy Statement-Prospectus are for information purposes only. NBC is not soliciting the proxies of its shareholders in connection with the NBC Special Meeting.

         Approval of the Bank Merger requires the affirmative vote of two-thirds of the outstanding shares of NBC. On the record date,
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there were 110,000 shares of NBC common stock issued and outstanding.  FCC owns
108,375 (98.5%) of such shares. FCC intends to vote in favor of the proposed Bank Merger. The remaining shares of NBC (1,625 shares) are held by four shareholders.

         Federal law provides dissenters' rights of appraisal to the
shareholders of NBC voting against the proposed Bank Merger.   A more detailed
explanation of those  rights is included in the Proxy Statement-Prospectus.

         NBC believes that the Bank Merger with Trustmark Bank will be beneficial to NBC and its shareholders.


                                           By Order of the Board of Directors.
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         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi on December 10, 1996.



                                             TRUSTMARK CORPORATION



                                     BY:     /s/ Frank R. Day
                                             --------------------------------
                                             Frank R. Day, Its Chairman of
                                             the Board and Chief Executive
                                             Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Gerard R. Host                         12/10/96
-----------------------------------        ---------------------------
Gerard R. Host, Principal Financial        Date
and Accounting Officer of Trustmark
Corporation

/s/ Frank R. Day                           12/10/96
-----------------------------------        ---------------------------
Frank R. Day, Director                     Date

/s/ J. Kelly Allgood                       12/10/96
-----------------------------------        --------------------------
J. Kelly Allgood, Director                 Date

/s/ Reuben V. Anderson                     12/10/96
-----------------------------------        --------------------------
Reuben V. Anderson, Director               Date

/s/ John L. Black, Jr.                     12/10/96
-----------------------------------        --------------------------
John L. Black, Jr., Director               Date

/s/ Harry H. Bush                          12/10/96
-----------------------------------        --------------------------
Harry H. Bush, Director                    Date

/s/ Robert P. Cooke, III                   12/10/96
-----------------------------------        --------------------------
Robert P. Cooke, III, Director             Date

/s/ William C. Deviney, Jr.                12/10/96
-----------------------------------        --------------------------
William C. Deviney, Jr., Director          Date

/s/ D. G. Fountain, Jr.                    12/10/96
-----------------------------------        --------------------------
D. G. Fountain, Jr., Director              Date

/s/ C. Gerald Garnett                      12/10/96
-----------------------------------        --------------------------
C. Gerald Garnett, Director                Date

/s/ Matthew L. Holleman, III               12/10/96
-----------------------------------        --------------------------
Matthew L. Holleman, III, Director         Date
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/s/ Fred A. Jones                          12/10/96
-----------------------------------        ---------------------------
Fred A. Jones, Director                    Date

/s/ T. H. Kendall, III                     12/10/96
-----------------------------------        --------------------------
T. H. Kendall, III, Director               Date

/s/ Larry L. Lambiotte                     12/10/96
-----------------------------------        --------------------------
Larry L. Lambiotte, Director               Date

/s/ Robert V. Massengill                   12/10/96
-----------------------------------        ---------------------------
Robert V. Massengill, Director             Date

/s/ Donald E. Meiners                      12/10/96
-----------------------------------        --------------------------
Donald E. Meiners, Director                Date

/s/ William Neville, III                   12/10/96
-----------------------------------        --------------------------
William Neville, III, Director             Date

/s/ Richard H. Puckett                     12/10/96
-----------------------------------        --------------------------
Richard H. Puckett, Director               Date

/s/ Charles W. Renfrow                     12/10/96
-----------------------------------        --------------------------
Charles W. Renfrow, Director               Date

/s/ Clyda S. Rent                          12/10/96
-----------------------------------        --------------------------
Clyda S. Rent, Director                    Date

/s/ William Thomas Shows                   12/10/96
-----------------------------------        --------------------------
William Thomas Shows, Director             Date

/s/ Harry M. Walker                        12/10/96
-----------------------------------        --------------------------
Harry M. Walker, Director                  Date

/s/ LeRoy G. Walker, Jr.                   12/10/96
-----------------------------------        --------------------------
LeRoy G. Walker, Jr., Director             Date

/s/ Paul H. Watson, Jr.                    12/10/96
-----------------------------------        --------------------------
Paul H. Watson, Jr., Director              Date

/s/ John C. Wheeless, Jr.                  12/10/96
-----------------------------------        --------------------------
John C. Wheeless, Jr., Director            Date

/s/ Allen Wood, Jr.                        12/10/96
-----------------------------------        --------------------------
Allen Wood, Jr., Director                  Date